UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Pharsight Corporation

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To be held August 12, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pharsight Corporation, a Delaware corporation (“Pharsight”), will be held on Thursday, August 12, 2004, at 10:30 a.m., Pacific time, at Pharsight’s corporate headquarters, 800 West El Camino Real, Suite 200, Mountain View, California 94040, for the following purposes:

1. To elect directors to serve for the ensuing year or until their respective successors have been duly elected and qualified.

2. To approve (i) an amendment to Pharsight’s Amended and Restated 2000 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares and (ii) the material terms of Pharsight’s Amended and Restated 2000 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

3. To ratify the appointment of Ernst & Young LLP as Pharsight’s independent registered public accounting firm for the fiscal year ending March 31, 2005.

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Pharsight’s common stock, Series A convertible preferred stock, and Series B convertible preferred stock at the close of business on June 28, 2004, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. For further details, please see the section entitled “Voting” on page 2 of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted by proxy card.

By Order of the Board of Directors of Pharsight Corporation

Cynthia Stephens
Senior Vice President, Chief Financial Officer and Corporate Secretary

Mountain View, California

July 6, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

PHARSIGHT CORPORATION

PROXY STATEMENT

FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), holders of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and holders of Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”) of Pharsight Corporation, a Delaware corporation (“Pharsight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Pharsight for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, August 12, 2004, at 10:30 a.m., Pacific time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Pharsight’s corporate offices, located at 800 West El Camino Real, Suite 200, Mountain View, California 94040. The telephone number at that location is (650) 314-3800.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report on Form 10-K are first being mailed on or about July 6, 2004, to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Pharsight’s Common Stock and Preferred Stock at the close of business on June 28, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock and four votes for each share of Preferred Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the record date, there were 19,058,453 shares of Common Stock, 1,814,662 shares of Series A Preferred Stock and 54,243 shares of Series B Preferred Stock outstanding and entitled to vote at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than five percent (5%) of Pharsight’s Common Stock and Preferred Stock, see “Share Ownership by Principal Stockholders and Management” beginning on page 19.

Quorum; Required Vote

The presence of the holders of a majority of the outstanding shares of stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card.

With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to eight votes for each share of Common Stock held and each holder of Preferred Stock will be entitled to thirty-two votes for each share of Preferred Stock held. Each stockholder may give one nominee for director all the votes the stockholder is entitled to cast, or may distribute votes among as many nominees as the stockholder chooses. However, no stockholder will be entitled to cumulate votes unless the nominee’s name has been placed in nomination prior to the voting and at least one stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate votes. Unless the proxy holders are otherwise instructed, stockholders, by means of the accompanying proxy, will grant the proxy holders discretionary authority to cumulate votes.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to approve the amendment to and material terms of Pharsight’s 2000 Equity Incentive Plan and to ratify the appointment of Ernst & Young LLP as auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder will be superseded by the vote that such stockholder casts at the Annual Meeting.

Revocability of proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Corporate Secretary of the Company or should be sent so as to be delivered to Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California, 94040, Attention: Corporate Secretary.

Expenses of Solicitation

Pharsight will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock or Preferred Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2005 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than March 8, 2005, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting. In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Nominating and Corporate Governance Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors – Corporate Governance Matters” beginning on page 8.

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 90 days nor more than 120 days prior to the anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2005 annual stockholder meeting will start on April 14, 2005 and end on May 14, 2005.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California, 94040, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term, provided, however, that if the Company ceases to be a “listed corporation” within the meaning of Section 301.5 of the California General Corporation Law, as amended (the “CGCL”), the Board of Directors shall cease to be divided into classes and all directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting of stockholders. On November 8, 2002, the Company ceased trading on The Nasdaq National Market and began trading on the Over-The-Counter Bulletin Board (“OTCBB”) system. As a result, the Company is not currently a “listed corporation” within the meaning of Section 301.5 of the CGCL, and therefore, all directors of the Company shall be elected at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders.

The Board of Directors has selected eight nominees for election to the Company’s board of directors, all of whom have been recommended for nomination by the Nominating and Corporate Governance Committee. The names, ages and certain information regarding each nominee are set forth below. There are no family relationships among directors or executive officers of Pharsight. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s eight nominees named below, all of whom are presently directors of Pharsight. In the event that any nominee is unable or declines to serve as a director at the time of the 2004 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “FOR” the nominees listed below.

Information Regarding Nominees

Name	Age	Principal Occupation and Business Experience
Arthur H. Reidel	53	Chairman of the Board of Directors of Pharsight; Venture Partner, Lightspeed Venture Partners. Mr. Reidel has been a member of the Board of Directors since April 1995. He served as the Company’s President from April 1995 to August 1995, and served as the Company’s President and Chief Executive Officer from February 1996 to February 2002. He has also served as the Chairman of the Company’s Board of Directors since May 1995. Since April 2003, Mr. Reidel has been a venture partner of Lightspeed Venture Partners. He was a private investor and consultant from April 1995 to March 1996, during which he was involved in the formation of three start-up companies and performed consulting services for two other companies. From October 1994 to March 1995, he served as Vice President, Business Development of Viewlogic Systems, Inc., a software firm. From 1992 to 1994, Mr. Reidel served as President and Chief Executive Officer of Sunrise Test Systems, Inc., a privately held software firm acquired by Viewlogic Systems, Inc. in September 1994. Mr. Reidel received a B.S. in Mathematics from Massachusetts Institute of Technology.

Shawn M. O’Connor	44	Chief Executive Officer and President of Pharsight. Mr. O’Connor has been a member of the Board of Directors since February 2003 and has been the Company’s President and Chief Executive Officer since February 2003.

Name	Age	Principal Occupation and Business Experience
		Mr. O’Connor joined Pharsight in September 2002 as its Senior Vice President and Chief Financial Officer. Mr. O’Connor has more than 20 years of experience in high technology executive management. Prior to joining Pharsight, Mr. O’Connor was the President and Chief Operating Officer of QRS Corporation, a provider of business-to-business e-commerce services to the retail industry, from February 1995 to September 2001. Prior to QRS, Mr. O’Connor served as Chief Financial Officer of Diasonics Ultrasound, Inc., a publicly held medical equipment manufacturer, from June 1987 to September 1994. Mr. O’Connor began his career as a certified public accountant with the accounting firm Peat Marwick in both the San Francisco and London offices. Mr. O’Connor holds a B.S. from the University of California, Berkeley in Finance & Business Administration and is a graduate of the Executive Education Program at the Stanford Graduate School of Business.

Steven D. Brooks	52	Managing Director, BCP Capital. Mr. Brooks has been a member of the Board of Directors since June 1997. In February 1999, Mr. Brooks founded and became a General Partner of BCP Capital, a private equity firm (formerly Broadview Capital Partners). From September 1997 to February 1999, Mr. Brooks was a Managing Director of Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm. Mr. Brooks is a director of VERITAS Software Corporation, a storage management software company, Cogent Communications, a telecommunications service company, Proxim Corporation, a wireless networking equipment maker, and several privately held companies. Mr. Brooks currently serves as chairman of our Audit Committee. Mr. Brooks received a B.A. from Yale College and a J.D. from the University of Virginia Law School.

Philippe O. Chambon, M.D., Ph.D.	46	General Partner, Sprout Group. Dr. Chambon has been a member of the Board of Directors since May 1997. Since January 1997, Dr. Chambon has been General Partner of the Sprout Group, a private equity firm. He joined Sprout Group in May 1995. He is currently a director of Nuvelo, Inc., a gene research company, as well as several other private companies. Dr. Chambon received an M.D. and Ph.D. from the University of Paris and an M.B.A. from Columbia University.

Robert B. Chess	47	Chairman of Nektar, Inc. Mr. Chess has been a member of the Board of Directors since April 2000. Mr. Chess is Chairman of Nektar, Inc., (formerly Inhale Therapeutic Systems, Inc.,) a provider of pulmonary delivery systems for biotechnology drugs. Mr. Chess has been at Nektar since 1991 and served as its President and Chief Executive Officer until August 1998 and as its co-Chief Executive Officer until April 2000. From September 1990 until October 1991, he was an Associate Deputy Director in the White House Office of Policy Development. In March 1987, Mr. Chess co-founded Penederm Incorporated, a topical dermatological drug delivery company, and served as its President from February 1989 until October 1989. Prior to co-founding Penederm, Mr. Chess held management positions at Intel Corp., a semiconductor manufacturer, and Metaphor, a computer software company that was acquired by International Business Machines. Mr. Chess received a B.S. in Engineering from the California Institute of Technology and an M.B.A. from the Harvard Business School.

Name	Age	Principal Occupation and Business Experience
Douglas E. Kelly, M.D.	42	Partner, Alloy Ventures. Dr. Kelly has been a member of the Board of Directors since February 1996. Dr. Kelly has been a partner at Alloy Ventures, Inc., formerly Asset Management Associates, a venture capital and investment management firm, since 1993. Dr. Kelly is a director of several privately held companies. Dr. Kelly received a B.A. in Biochemistry and Molecular Biology from the University of California, San Diego, an M.D. from the Albert Einstein College of Medicine and an M.B.A. from the Stanford University Graduate School of Business.

Dean O. Morton	72	Retired Chief Operating Officer, Hewlett-Packard Company. Mr. Morton has been a member of the Board of Directors since April 2000. Mr. Morton was the Executive Vice President, Chief Operating Officer and a Director of Hewlett-Packard Company, a manufacturer of computer systems and test and measurement instruments, from 1984 until his retirement in 1992. Mr. Morton is a director of BEA Systems and Cepheid. Mr. Morton received a B.S. from Kansas State University and an M.B.A. from Harvard Business School.

W. Ferrell Sanders	67	Partner, Alloy Ventures. Mr. Sanders has been a member of the Board of Directors since February 1996. Mr. Sanders has served as a partner of Alloy Ventures, Inc., formerly Asset Management Associates, a venture capital and investment management firm, since March 1987. Mr. Sanders holds a B.S. in electrical engineering from North Carolina State University and an M.B.A. from the University of Santa Clara.

Board Meetings and Committees

The Board of Directors held four meetings during the fiscal year ended March 31, 2004, and no directors attended fewer than seventy-five percent (75%) of the total number of meetings of the Board of Directors and the committees of which he was a member.

The Board of Directors currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Investment Committee.

Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Messrs. Brooks, Chess and Morton, each of whom is “independent,” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that Dean O. Morton is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”).

The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

The Audit Committee held six meetings during the fiscal year ended March 31, 2004. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Annex A.

Compensation Committee. The Compensation Committee currently consists of Messrs. Chambon and Kelly, each of whom is “independent” as defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board of Directors.

The Compensation Committee held four meetings during the fiscal year ended March 31, 2004. The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of Messrs. Kelly, Morton and Reidel. Messrs. Kelly and Morton are “independent” as defined in the listing standards of The Nasdaq Stock Market.

The Nominating and Corporate Governance Committee is responsible for developing general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board of Directors, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board of Directors submitted by the stockholders of the Company; for more information see the discussion in “Corporate Governance Matters” beginning on page 8.

The Nominating and Corporate Governance Committee held one meeting during the fiscal year ended March 31, 2004. The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Annex B.

Investment Committee. The Investment Committee currently consists of Messrs. Chess and Morton, each of whom is “independent” as defined in the listing standards of The Nasdaq Stock Market.

The Investment Committee evaluates, negotiates and approves financing plans for the Company, as well as the independent and fair evaluation of any proposed private placements.

The Investment Committee did not hold a meeting during the fiscal year ended March 31, 2004.

Director Compensation

Directors receive cash compensation from Pharsight for their services as members of the Board of Directors or committees or for attendance at any such meetings as set forth below. The Company’s directors may be reimbursed for certain reasonable expenses in connection with attendance at board and board committee meetings. In addition, each non-employee director of Pharsight receives an annual grant of options to purchase 10,000 shares of Common Stock, which vest in full one year from the date of grant.

In addition, each director of the Company who is (i) not an employee of the Company, (ii) is not acting in the capacity of a consultant to the Company, and (iii) cannot exercise, individually or in affiliation with any entity or group of entities that exercises, voting control over more than twenty percent (20%) of the Company’s voting stock (an “Independent Director”), receives the following compensation:

•	An annual cash payment for Board membership of $12,000, or $20,000 for serving as chairman of the Board of Directors.

•	An annual cash payment of $5,000 for serving as chairman of the Audit, Compensation or Nominating and Corporate Governance Committees.

•	A cash payment of $2,000 for each board meeting and $1,000 for each board committee meeting attended.

•	A one-time grant of options to purchase 100,000 shares of Common Stock under the Company’s 2000 Equity Incentive Plan, which vest monthly over a two-year period (the “Initial Grant”). A non-employee director that later becomes an Independent Director will receive the Initial Grant at that time.

In addition, at the discretion of the chairman of the Board of Directors, an Independent Director may receive a cash payment of $5,000 for services rendered on any strategic committee that may, from time to time, be established by the Board of Directors.

During the fiscal year ended March 31, 2004, non-employee directors received the following stock option grants:

Name	Shares	Exercise Price ($)	Vesting	Term
Steven D. Brooks	100,000	$0.06	2 years	10 years
Robert B. Chess	100,000	$0.06	2 years	10 years
Philippe O. Chambon	10,000	$0.30	1 year	10 years
Douglas E. Kelly	10,000	$0.30	1 year	10 years
Dean O. Morton	100,000	$0.06	2 years	10 years
Arthur H. Reidel	100,000	$0.06	2 years	10 years
W. Ferrell Sanders	10,000	$0.30	1 year	10 years

Corporate Governance Matters

Code of Ethics. The Company has adopted a Code of Ethics for Chief Executive and Senior Financial Officers, which is applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics for Chief Executive and Senior Financial Officers is available on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Code of Ethics”. The Company will disclose any amendment to the Code or waiver of a provision of the Code, including the name of the officer to whom the waiver was granted, on the Company’s website at http://www.pharsight.com—“Investor Relations”—“Code of Ethics”.

Independence of the Board of Directors. The Board of Directors has determined that, with the exception of Shawn M. O’Connor and Arthur H. Reidel, all of its other members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board of Directors may do so by writing to: Board of Directors, c/o Chairman of Nominating and Corporate Governance Committee, Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California 94040. Communications received will be distributed to the Chairman of the Board or the other members of the Board of Directors as appropriate depending on the facts and circumstances outlined in the communication received.

Attendance at annual stockholder meetings by the Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Mr. O’Connor attended the Company’s 2003 annual meeting of stockholders; the other Board members did not attend.

Process for recommending candidates for election to the Board of Directors. The Nominating and Corporate Governance Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Pharsight Corporation, Corporate Secretary, 800 West El Camino Real, Suite 200, Mountain View, California 94040, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock or Preferred Stock.

Process for identifying and evaluating candidates for election to the Board of Directors. The Committee’s general criteria and process for identifying and evaluating the candidates that it recommends to the full Board of Directors for selection as director nominees are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the biotechnology and pharmaceutical industries and Pharsight’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain third-party search firms with regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee selects, or recommends to the full Board of Directors for selection, the director nominees.

PROPOSAL TWO

APPROVAL OF (1) AN AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND (2) THE

MATERIAL TERMS OF THE 2000 EQUITY INCENTIVE PLAN

The Board of Directors recommends that the stockholders approve an amendment to the Amended and Restated 2000 Equity Incentive Plan (the “2000 Equity Incentive Plan”) to increase the number of shares reserved for issuance thereunder by 2,000,000 shares. The Board of Directors and management believe that stock options are one of the primary ways to attract and retain key personnel responsible for the continued development and growth of Pharsight’s business, and to motivate all employees to increase stockholder value.

In addition, the Board of Directors recommends that the stockholders approve the material terms of the 2000 Equity Incentive Plan so that options granted under the 2000 Equity Incentive Plan would qualify as “performance-based” compensation under the 2000 Equity Incentive Plan in compliance with Section 162(m) of the United States Internal Revenue Code (“Section 162(m)”). Pharsight is asking for this approval so that it may deduct for federal income tax purposes option compensation in excess of $1,000,000 that may be paid to certain of our executive officers in any taxable year.

The Board of Directors recommends a vote “FOR” this proposal.

General

The amendment to increase the number of shares reserved under the 2000 Equity Incentive Plan is proposed in order to give the Board of Directors and the Compensation Committee of the Board of Directors greater flexibility to grant stock options. The Board of Directors and management believe that granting stock options motivates high levels of performance, aligns the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in Pharsight, and provides an effective means of recognizing employee contributions to the success of the Company. In addition, stock options are considered a competitive necessity in the biotechnology and pharmaceutical sectors in which the Company competes. The Board of Directors and management believe that stock options are of great value in recruiting and retaining highly qualified technical and other key personnel who are in great demand, as well as rewarding and encouraging current employees. The Board of Directors and management believe that the ability to grant options will be important to the future success of the Company by allowing it to accomplish these objectives.

As a result of the desire to give further incentive to and retain current employees and officers, options to purchase 1,899,500 shares were granted from the 2000 Equity Incentive Plan during the fiscal year ended March 31, 2004. Consequently, as of March 31, 2004, there were 1,470,573 shares available for issuance under the 2000 Equity Incentive Plan, not including the 2,000,000 shares subject to stockholder approval at the Annual Meeting. As of June 28, 2004, 898,632 shares were available for issuance under the 2000 Equity Incentive Plan, not including the 2,000,000 shares subject to stockholder approval at the Annual Meeting, and 3,511,667 options were outstanding that were granted under the 2000 Equity Incentive Plan.

Pursuant to Section 162(m), the tax deduction the Company may take for United States federal income tax purposes is limited to $1,000,000 for compensation paid to its chief executive officer and each of its four other most highly paid executive officers in any taxable year. However, the Company may take a deduction for all such compensation that qualifies as “performance-based” for Section 162(m) purposes. For options to qualify as “performance-based” under Section 162(m), among other things, Pharsight’s stockholders must approve the material terms of the 2000 Equity Incentive Plan, which are described below.

Stockholder approval of the material terms of the 2000 Equity Incentive Plan, such as the option grant limitations described below, will allow the Company to deduct certain executive compensation in excess of $1,000,000 in a taxable year, as described above, and provide the Company with potentially significant future tax benefits and associated cash flows.

Description of the 2000 Equity Incentive Plan

The following is a summary of the principal features of the 2000 Equity Incentive Plan. However, this summary is not a complete description of all of the provisions of the 2000 Equity Incentive Plan, and is qualified in its entirety by the specific language of the 2000 Equity Incentive Plan. A copy of the 2000 Equity Incentive Plan is available to any stockholder upon written request to the Company’s Corporate Secretary.

General.

The 2000 Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and rights to acquire restricted stock (individually an “Award” and collectively “Awards”). Incentive stock options granted under the 2000 Equity Incentive Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2000 Equity Incentive Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” beginning on page 16 for a discussion of the tax treatment of Awards.

Purpose.

The Board, by means of the 2000 Equity Incentive Plan, seeks to retain the services of the group of persons eligible to receive awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and it affiliates.

Administration.

The Board administers the 2000 Equity Incentive Plan. Subject to the provisions of the 2000 Equity Incentive Plan, the Board of Directors has the power: (i) to determine from time to time which of the persons eligible under the 2000 Equity Incentive Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Award shall be granted, and the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to an Award, and the number of shares of Common Stock with respect to which an Award shall be granted to each such person; (ii) to construe and interpret the 2000 Equity Incentive Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration; (iii) to amend the 2000 Equity Incentive Plan or an Award as provided in the 2000 Equity Incentive Plan; and (iv) generally, to exercise such powers and to perform such acts as the Board of Directors deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the 2000 Equity Incentive Plan. The Board of Directors, in the exercise of this power, may correct any defect, omission or inconsistency in the 2000 Equity Incentive Plan or in any Award agreement, in a manner and to the extent it shall deem necessary or expedient to make the 2000 Equity Incentive Plan fully effective. Pursuant to the terms of the 2000 Equity Incentive Plan, the Board of Directors has delegated its authority to the Compensation Committee, subject to the provisions of the Compensation Committee Charter. Any reference herein to the Board of Directors will also refer to the Compensation Committee.

Shares Subject to the Plan.

Subject to the provisions relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate four million, four hundred twelve thousand, seven hundred fifty-seven (4,412,757) shares of Common Stock (the “Reserved Shares”), not including the 2,000,000 shares subject to stockholder approval at the Annual Meeting. As of each January 1, beginning with January 1, 2004 and continuing through and including January 1, 2010 (the “Anniversary Date”), the number of Reserved Shares will be increased automatically by the least of (i) 5% of the total number of share of Common Stock outstanding on such Anniversary Date, (ii) two million (2,000,000) shares, (iii) such fewer number of shares as determined by the Board of Directors prior to such Anniversary Date, or (iv) so long as the Company is subject to provisions of the California Code of Regulations, such fewer number of shares such that the 2000 Equity Incentive Plan will be in compliance with such provisions. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Award shall revert to and again become available for issuance under the 2000 Equity Incentive Plan. The shares of Common Stock subject to the 2000 Equity Incentive Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

Eligibility.

Incentive stock options may be granted only to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. In addition, no employee shall be eligible to be granted incentive stock options or nonstatutory stock options for more than 500,000 shares of Common Stock during any calendar year.

Terms of Options.

Each option is in such form and contains such terms and conditions as the Board of Directors deems appropriate. Consistent with the requirements of the 2000 Equity Incentive Plan, each option must contain certain terms and conditions, including, but not limited to the terms described below:

Term. The term of incentive stock options is up to 10 years. In the event an optionholder’s continuous service terminates (other than upon the optionholder’s death or disability), the optionholder may exercise his or her option (to the extent that the optionholder was entitled to exercise such option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the optionholder’s continuous service (or such longer or shorter period specified in the option agreement), or (ii) the expiration of the term of the option as set forth in the option agreement. If, after termination, the optionholder does not exercise his or her option within the time specified in the option agreement, the option shall terminate. An optionholder’s option agreement may also provide that if the exercise of the option following the termination of the optionholder’s continuous service (other than upon the optionholder’s death or disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act of 1933 as amended (the “Securities Act”), then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the expiration of a period of three (3) months after the termination of the optionholder’s continuous service during which the exercise of the option would not be in violation of such registration requirements.

Exercise Price of an Incentive Stock Option. Subject to the terms and conditions regarding ten percent stockholders, the exercise price of each incentive stock option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the option on the date the option is granted. The exercise price of each nonstatutory stock option shall be not less than eighty-five percent (85%) of the fair market value of the Common Stock subject to the option on the date the option is granted. Notwithstanding the foregoing, an incentive stock option may be granted with an exercise price lower than that set forth in the preceding sentence if such option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

The purchase price of Common Stock acquired pursuant to an option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board at the time of the grant of the option (or subsequently in the case of a nonstatutory stock option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the option, the purchase price of Common Stock acquired pursuant to an option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

The total number of shares of Common Stock subject to an option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual options may vary.

Transferability. A nonstatutory stock option shall be transferable to the extent provided in the option agreement. Nonstatutory stock options that do not provide for transferability and incentive stock options shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the optionholder only by the optionholder. Notwithstanding the foregoing, the optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the optionholder, shall thereafter be entitled to exercise the option.

Non-Employee Director Stock Options.

Without any further action from the Board, non-employee directors shall be granted nonstatutory stock options in the form of Initial Grants and Annual Grants (as defined below) in accordance with the 2000 Equity Incentive Plan.

After April 22, 2004, each Independent Director who is elected or appointed to the Board of Directors (or each director who was not previously an Independent Director that subsequently becomes an Independent Director) will be granted an option to purchase 100,000 shares of Common Stock on the terms and conditions set forth in the 2000 Equity Incentive Plan (the “Initial Grant”) on the date such Independent Director is elected or appointed to the Board of Directors (in the case of a director who was not previously an Independent Director, on the date such Director subsequently becomes an Independent Director).

On the day following each annual meeting of the stockholders of the Company commencing with the Annual Meeting in calendar year 2004, each non-employee director will be granted an option to purchase 10,000 shares of Common Stock on the terms and conditions set forth in the 2000 Equity Incentive Plan (the “Annual Grant”).

Term. Each non-employee director option shall have a term of ten (10) years from the date it is granted. In the event an eligible director’s continuous service terminates (other than upon the eligible director’s death or disability), the eligible director may exercise his or her non-employee director option (to the extent that the eligible director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the eligible director’s continuous service, or (ii) the expiration of the term of the non-employee director option as set forth in the non-employee director option agreement. If, after termination, the eligible director does not exercise his or her non-employee director option within the time specified herein, the non-employee director option shall terminate. If the exercise of the non-employee director option following the termination of the eligible director’s continuous service (other than upon the eligible director’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the non-employee director option shall terminate on the earlier of (i) the expiration of the term of the non-employee director option or (ii) the expiration of a period of three (3) months after the termination of the eligible director’s continuous service during which the exercise of the non-employee director option would not violate such registration requirements.

Exercise Price. The exercise price of each non-employee director option shall be one hundred percent (100%) of the fair market value of the stock subject to the non-employee director option on the date of grant. Notwithstanding the foregoing, a non-employee director option may be granted with an exercise price lower than that set forth in the preceding sentence if such non-employee director option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

Vesting. Non-employee director options shall vest and become exercisable as follows: (i) Initial Grants shall vest in twenty-four (24) equal installments on each monthly anniversary of the date of grant, and (ii) Annual Grants shall vest in full on the day of the first anniversary of the annual meeting next following its date of grant. The Initial Grants and Annual Grants shall terminate in the event the eligible director is not providing service to the Company at the time of the commencement of such Annual Meeting. If a change in control occurs, the vesting and exercisability of the Initial Grant is accelerated in full.

Consideration. The purchase price of stock acquired pursuant to a non-employee director option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock owned by the director for at least six (6) months; (iii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the non-employee director option agreement; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware Corporation Law, shall not be made by deferred payment.

Transferability. A non-employee director option shall be transferable to the extent provided in the non-employee director option agreement. If the non-employee director option agreement does not provide for transferability, then the non-employee director option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the eligible director only by the eligible director. Notwithstanding the foregoing, the eligible director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the eligible director, shall thereafter be entitled to exercise the non-employee director option.

Terms of Stock Bonuses and Purchases of Restricted Stock.

Each stock bonus agreement and each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements and restricted stock purchase agreements may change from time to time, and the terms and conditions of separate stock bonus agreements and separate restricted stock purchase agreements need not be identical, but each stock bonus agreement and each restricted stock purchase agreement shall include certain provisions, as appropriate, including:

Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s fair market value on the date such award is made or at the time the purchase is consummated.

Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an affiliate for its benefit. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

Vesting. Shares of Common Stock awarded under a stock bonus or restricted stock agreement may, but need not, be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Participant’s Continuous Service. In the event a participant’s continuous service terminates, the Company may reacquire any or all of the shares of Common Stock held by the participant which have not vested as of the date of termination under the terms of the stock bonus or restricted stock agreement.

Transferability. Rights to acquire shares of Common Stock under a stock bonus agreement or a restricted stock purchase agreement shall be transferable by the participant only upon such terms and conditions as are set forth in the stock bonus agreement or the restricted stock purchase agreement, as the Board shall determine in its discretion.

Acceleration of Exercisability and Vesting.

The Board shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the 2000 Equity Incentive Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

Adjustment Provisions.

Capitalization Adjustments. If any change is made in the Common Stock subject to the 2000 Equity Incentive Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the 2000 Equity Incentive Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the 2000 Equity Incentive Plan, and the outstanding Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

Corporate Transaction. In the event of a corporate transaction, any surviving corporation or acquiring corporation may assume any Awards outstanding under the 2000 Equity Incentive Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders pursuant to the corporate transaction). In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the 2000 Equity Incentive Plan, then with respect to Awards held by participants whose continuous service has not terminated as of the effective date of the corporate transaction, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other Awards outstanding under the 2000 Equity Incentive Plan, such Awards shall terminate if not exercised (if applicable) prior to the effective date of the corporate transaction.

Change in Control. If a change in control occurs and within thirteen (13) months after the effective date of such change in control the continuous service of a participant terminates due to an involuntary termination (not including death or disability) without cause or due to a voluntary termination with good reason, then the vesting and exercisability of all Awards held by such participant shall be accelerated in full.

Duration, Amendment And Termination.

Amendment of 2000 Equity Incentive Plan. The Board of Directors at any time, and from time to time, may amend the 2000 Equity Incentive Plan. However, except as provided in provisions relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the

Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

Stockholder Approval. The Board of Directors may, in its sole discretion, submit any other amendment to the 2000 Equity Incentive Plan for stockholder approval, including, but not limited to, amendments to the 2000 Equity Incentive Plan intended to satisfy the requirements of Section 162(m) and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

Termination Or Suspension Of The 2000 Equity Incentive Plan. The Board of Directors may suspend or terminate the 2000 Equity Incentive Plan at any time. Unless sooner terminated, the 2000 Equity Incentive Plan shall terminate on the day before the tenth (10th) anniversary of the date the 2000 Equity Incentive Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Awards may be granted under the 2000 Equity Incentive Plan while the 2000 Equity Incentive Plan is suspended or after it is terminated.

Federal Income Tax Consequences

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Pharsight of Awards granted under the 2000 Equity Incentive Plan. It does not purport to be complete and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside. Tax consequences for any particular individual may be different.

Incentive Stock Options. An optionholder who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionholder to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss (that is, the difference between the sale price and the exercise price of the option) is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionholder recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the fair market value of the shares at the date of the option exercise (or the sale price of the shares, if less). Any additional gain or loss recognized on such a disposition of the shares is treated as long-term or short-term capital gain or loss, depending on how long the optionholder held the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionholder is also an officer, director, or ten percent stockholder of the Company. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Nonstatutory Stock Options. An optionholder does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionholder recognizes taxable income generally measured by the excess of the then fair market value of the shares (on the exercise date) over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Upon a disposition of such shares by the optionholder, any additional gain or loss is treated as long-term or short-term capital gain or loss, depending on how long the optionholder held the shares. Unless limited by Section 162(m), the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

Restricted Stock and Stock Bonuses. A participant will not recognize taxable income upon the grant of restricted stock or stock bonuses that are subject to vesting unless the participant elects to be taxed at that time. Instead, a participant will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and any amount, if any, paid for the shares. In the case of a stock bonus award that is fully vested at the time of grant, a participant will recognize ordinary income at the time of vesting equal to the difference between the fair market value of the shares on the vesting date and any amount, if any, paid for the shares.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option), unless limited by Section 162(m). As discussed above, Section 162(m) limits the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. However, the 2000 Equity Incentive Plan permits the Administrator to grant options that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such options.

Awards to be Granted to Certain Individuals and Groups

The grant of awards under the 2000 Equity Incentive Plan to employees, including the executive officers named in the Summary Compensation Table under “Executive Officer Compensation” on page 23, is subject to the discretion of the Administrator. The following table sets forth information with respect to the grant of options under the 2000 Equity Incentive Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors as a group and to all other employees as a group during the fiscal year ended March 31, 2004:

Name of Individual or Identity of Group and Position	Number of Securities Underlying Options Granted	Weighted Average Exercise Price Per Share
Shawn M. O’Connor (1) President, Chief Executive Officer and Director	500,000	$0.06
Cynthia Stephens (2) Senior Vice President, Chief Financial Officer and Corporate Secretary	250,000	$0.70
Mark R. Robillard (3) Senior Vice President, Software Products	50,000	$0.06
Mona Cross Sowiski (4) Senior Vice President, Drug Development Consulting Services	100,000	$0.06
Charles K. Faas (5) Former Chief Financial Officer	100,000	$0.06
All current executive officers as a group (4 persons) (6)	900,000	$0.24
All non-employee directors as a group (7 persons)	430,000	$0.08
All other employees (including all current officers who are not executive officers) as a group (7)	469,500	$0.21

(1)	On April 22, 2004, Mr. O’Connor was granted an additional option to purchase 250,000 shares of Common Stock, at an exercise price per share of $1.63.
(2)	On April 21, 2004, Ms. Stephens was granted an additional option to purchase 50,000 shares of Common Stock, at an exercise price per share of $1.50.
(3)	On April 21, 2004, Mr. Robillard was granted an additional option to purchase 25,000 shares of Common Stock, at an exercise price per share of $1.50.
(4)	On April 21, 2004, Ms. Sowiski was granted an additional option to purchase 50,000 shares of Common Stock, at an exercise price per share of $1.50.
(5)	Mr. Faas ceased employment with the Company in October 2003. All options held by Mr. Faas have been cancelled.
(6)	On April 22, 2004, the number of securities underlying options granted to current executive officers was 1,275,000, with a weighted average price per share of $0.63.
(7)	On April 21, 2004, the number of securities underlying the options for this group was 768,000, with a weighted average price per share of $0.71.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm of the Company. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of E&Y, the Audit Committee may reconsider its selection.

E&Y has audited the Company’s financial statements since the Company’s inception. A representative of E&Y is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by E&Y for fiscal years 2003 and 2004.

	Fiscal Year
	2003	2004
Audit Fees (1)	$335,000	$337,054
Audit-Related Fees	—	—
Tax Fees (2)	26,000	47,041
All Other Fees	—	—

Total	$361,000	$384,095

(1)	Includes fees for professional services rendered for the audit of the Company’s annual financial statements and reviews of quarterly financial statements, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews and accounting consultations and research work necessary to comply with generally accepted auditing standards.
(2)	Includes fees for professional services performed by E&Y with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for Pharsight, refund claims and payment planning, and tax audit assistance.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee has established procedures for the pre-approval of all audit and permitted non-audit services provided by our independent registered public accounting firm. The procedures include, in part, that: (1) the Audit Committee on an annual basis shall determine the scope of the proposed audit for the current year and the audit procedures to be utilized, (2) the Audit Committee on an annual basis shall appoint and compensate the independent registered public accounting firm, and (3) the Audit Committee has the sole authority to approve non-audit services to be performed by the independent registered public accounting firm, but only as permitted by the rules and regulations of the SEC and The Nasdaq Stock Market, which authority the Audit Committee may delegate to one or more members of the Audit Committee from time to time.

All E&Y services and fees in the fiscal year ended March 31, 2004, were pre-approved by the Audit Committee.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Pharsight’s Common Stock and Preferred Stock as of June 28, 2004 for the following: (1) each person or entity who is known by the Company to own beneficially more than five percent (5%) of any class of the Company’s voting securities; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Unless otherwise indicated and except to the extent authority is shared by spouses under applicable law, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock and Preferred Stock shown as beneficially owned by them. Certain information in the table was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

Beneficial ownership is determined in accordance with SEC rules. The number of shares beneficially owned and the percentage of ownership of each person or entity includes shares of Common Stock or Preferred Stock subject to options, warrants or other convertible securities held by that person or entity that are exercisable within 60 days of June 28, 2004. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 19,058,453 shares of Common Stock, 1,814,662 shares of Series A Preferred Stock, and 54,423 shares of Series B Preferred Stock outstanding as of June 28, 2004.

Name	Common Stock Beneficially Owned (1)		Percent of Common Stock Beneficially Owned	Preferred Stock Beneficially Owned		Percent of Preferred Stock Beneficially Owned	Percentage of Common and Preferred Stock Combined Voting Power (2)
5% Stockholders
Alloy Entities	4,123,571	(3)	20.6%	943,613	(4)	50.5%	28.7%
McKesson Corporation	2,777,778	(5)	14.6%	—		—	10.5%
Sprout Entities	2,922,714	(6)	14.6%	925,472	(7)	49.5%	24.1%
Weiss, Peck & Greer Entities	1,223,242	(8)	6.4%	—		—	4.6%

Directors and Executive Officers
Steven D. Brooks	88,500	(9)	*	—		—	*
Philippe O. Chambon	2,947,714	(10)	14.7%	925,472	(11)	49.5%	24.2%
Robert B. Chess	82,500	(12)	*	—		—	*
Douglas E. Kelly	4,148,571	(13)	20.7%	943,613	(14)	50.5%	28.7%
Dean O. Morton	142,500	(15)	*	—		—	*
Arthur H. Reidel	988,850	(16)	5.2%	—		—	3.7%
W. Ferrell Sanders	3,241,242	(17)	16.9%	—		—	12.2%
Shawn M. O’Connor	270,833	(18)	1.4%	—		—	1.0%
Cynthia Stephens	—		—	—		—	*
Mark R. Robillard	118,750	(19)	*	—		—	*
Mona Cross Sowiski	118,750	(20)	*	—		—	*
Charles K. Faas (21)	6,086		*	—		—	*

All directors and executive officers as a group (11 persons)	12,148,210	(22)	55.3%	1,869,085		100.0%	66.7%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the address of each beneficial owner listed below is c/o Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California 94040.
(2)	The combined voting percentage reflects that each share of Preferred Stock is entitled to four votes.

(3)	Shares of Common Stock beneficially owned by the Alloy Entities represent (i) 3,124,596 shares of Common Stock and a warrant to purchase 91,646 shares of Common Stock held by Asset Management Associates 1996, L.P., (ii) a warrant to purchase 33,757 shares of Common Stock held by Alloy Partners 2000, L.P., (iii) a warrant to purchase 658,618 shares of Common Stock held by Alloy Ventures 2000, L.P., (iv) a warrant to purchase 79,155 shares of Common Stock held by Alloy Corporate 2000, L.P., and (v) a warrant to purchase 135,799 shares of Common Stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. The address of these entities is 480 Cowper Street, Palo Alto, CA 94301.
(4)	Shares of Preferred Stock beneficially owned by the Alloy Entities represent (i) 33,757 shares of Series A Preferred Stock held by Alloy Partners 2000, L.P., (ii) 658,618 shares of Series A Preferred Stock held by Alloy Ventures 2000, L.P., (iii) 79,155 shares of Series A Preferred Stock held by Alloy Corporate 2000, L.P., (iv) 135,799 shares of Series A Preferred Stock held by Alloy Investors 2000, L.P., (v) 1,348 shares of Series B Preferred Stock held by Alloy Partners 2000, L.P., (vi) 26,342 shares of Series B Preferred Stock held by Alloy Ventures 2000, L.P., (vii) 3,164 shares of Series B Preferred Stock held by Alloy Corporate 2000, L.P., and (viii) 5,430 shares of Series B Preferred Stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. The address of these entities is 480 Cowper Street, Palo Alto, CA 94301.
(5)	Voting and investment power over these shares is held by any one of eleven officers, including the chief executive officer, of McKesson Corporation. Each of the eleven officers disclaims beneficial ownership of these shares except to the extent of his or her pecuniary interest in the shares. The address for this entity is One Post Street, Floor 33, San Francisco, CA 94104.
(6)	Shares of Common Stock beneficially owned by the Sprout Entities represent (i) 1,753,170 shares of Common Stock and warrants to purchase 183,575 shares of Common Stock held by Sprout Capital VII, L.P., (ii) 20,365 shares of Common Stock and warrants to purchase 2,132 shares of Common Stock held by Sprout CEO Fund, L.P., (iii) 201,538 shares of Common Stock and warrants to purchase 21,103 shares of Common Stock held by DLJ First ESC, L.P., (iv) 40,308 shares of Common Stock and warrants to purchase 4,221 shares of Common Stock held by DLJ Capital Corp, (v) warrants to purchase 33,245 shares of Common Stock held by Sprout Plan Investors, L.P., (vi) warrants to purchase 660,454 shares of Common Stock held by Sprout Capital IX L.P., and (vii) warrants to purchase 2,603 shares of Common Stock held by Sprout Entrepreneurs Funds, L.P. The address for these entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.
(7)	Shares of Preferred Stock beneficially owned by the Sprout Entities represent (i) 183,575 shares of Series A Preferred Stock held by Sprout Capital VII, L.P., (ii) 2,132 shares of Series A Preferred Stock held by Sprout CEO Fund, L.P., (iii) 21,103 shares of Series A Preferred Stock held by DLJ First ESC, L.P., (iv) 4,221 shares of Series A Preferred Stock held by DLJ Capital Corp, (v) 2,603 shares of Series A Preferred Stock held by Sprout Entrepreneurs Funds, L.P., (vi) 660,454 shares of Series A Preferred Stock held by Sprout Capital IX, L.P., (vii) 33,245 shares of Series A Preferred Stock held by Sprout Plan IX Investors L.P., (viii) 3,670 shares of Series B Preferred Stock held by Sprout Capital VII, L.P., (ix) 41 shares of Series B Preferred Stock held by Sprout CEO Fund, L.P., (x) 421 shares of Series B Preferred Stock held by DLJ First ESC, L.P., (xi) 84 shares of Series B Preferred Stock held by DLJ Capital Corp., (xii) 51 shares of Series B Preferred Stock held by Sprout Entrepreneurs Funds, L.P., (xiii) 13,208 shares of Series B Preferred Stock held by Sprout Capital IX, L.P., and (xiv) 664 shares of Series B Preferred Stock held by Sprout Plan IX Investors L.P. The address for these entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.
(8)

Shares of Common Stock beneficially owned by the Weiss, Peck & Greer Entities represent (i) 534,679 shares held by WPG Enterprise Fund III, L.L.C., (ii) 611,376 shares held by Weiss, Peck & Greer Venture Associates IV, L.L.C., (iii) 77,187 shares held by Weiss, Peck & Greer Venture Associates IV Cayman, L.P. WPG VC Fund Advisor, L.L.C. is the fund advisor for each of these funds. Gill Cogan is the senior managing member of WPG VC Fund Advisor, L.L.C. and has sole voting and investment power over the shares held by each of the funds. Mr. Cogan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. In October 2000, the venture group changed its name to Lightspeed Venture Partners. The address for these entities is 2200 Sand Hill Road, Menlo Park, CA 94025.

(9)	Includes options held by Mr. Brooks to purchase 88,500 shares of Common Stock that are exercisable within 60 days of June 28, 2004.
(10)	Shares of Common Stock beneficially owned by Dr. Chambon represent (i) options held by Dr. Chambon to purchase 25,000 shares of Common Stock that are exercisable within 60 days of June 28, 2004, (ii) 1,753,170 shares of Common Stock and warrants to purchase 183,575 shares of Common Stock held by Sprout Capital VII, L.P., (iii) 20,365 shares of Common Stock and warrants to purchase 2,132 shares of Common Stock held by Sprout CEO Fund, L.P., (iv) 201,538 shares of Common Stock and warrants to purchase 21,103 shares of Common Stock held by DLJ First ESC, L.P., (v) 40,308 shares of Common Stock and warrants to purchase 4,221 shares of Common Stock held by DLJ Capital Corp, (vi) warrants to purchase 33,245 shares of Common Stock held by Sprout Plan Investors, L.P., (vii) warrants to purchase 660,454 shares of Common Stock held by Sprout Capital IX L.P., and (viii) warrants to purchase 2,603 shares of Common Stock held by Sprout Entrepreneurs Funds, L.P. Dr. Chambon, one of the Company’s directors, is a managing director of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, Lapland Sprout Capital IX L.P., and a general partner of the Sprout Group, which is a division of DLJ Capital Corporation. Dr. Chambon is a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. DLJ First ESC, L.P. is a fund that invests for the benefit of an employee deferred compensation plan for employees of DLJ Capital Corp. Dr. Chambon disclaims beneficial ownership of these shares (other than options held by Dr. Chambon) except to the extent of his pecuniary or partnership interests therein. The address for Dr. Chambon and the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.
(11)	Shares of Preferred Stock beneficially owned by Dr. Chambon represent (i) 183,575 shares of Series A Preferred Stock held by Sprout Capital VII, L.P., (ii) 2,132 shares of Series A Preferred Stock held by Sprout CEO Fund, L.P., (iii) 21,103 shares of Series A Preferred Stock held by DLJ First ESC, L.P., (iv) 4,221 shares of Series A Preferred Stock held by DLJ Capital Corp, (v) 2,603 shares of Series A Preferred Stock held by Sprout Entrepreneurs Funds, L.P., (vi) 660,454 shares of Series A Preferred Stock held by Sprout Capital IX, L.P., (vii) 33,245 shares of Series A Preferred Stock held by Sprout Plan IX Investors L.P., (viii) 3,670 shares of Series B Preferred Stock held by Sprout Capital VII, L.P., (ix) 41 shares of Series B Preferred Stock held by Sprout CEO Fund, L.P., (x) 421 shares of Series B Preferred Stock held by DLJ First ESC, L.P., (xi) 84 shares of Series B Preferred Stock held by DLJ Capital Corp., (xii) 51 shares of Series B Preferred Stock held by Sprout Entrepreneurs Funds, L.P., (xiii) 13,208 shares of Series B Preferred Stock held by Sprout Capital IX, L.P., and (xiv) 664 shares of Series B Preferred Stock held by Sprout Plan IX Investors L.P. Philippe Chambon is a Managing Director of DLJ Capital Corp., which is the managing general partner of Sprout Capital VII, L.P. and a general partner of the Sprout CEO fund, and he is a general partner of the Sprout Group, which is a division of DLJ Capital Corp. Dr. Chambon is also a general partner of DLJ Associates VII, L.P., which is a general partner of Sprout VII, L.P. DLJ First ESC, L.P. is a fund that invests for the benefit of an employee deferred compensation plan for employees of DLJ Capital Corp. Dr. Chambon disclaims beneficial ownership of these shares except to the extent of his pecuniary or partnership interests therein. The address for Dr. Chambon and the Sprout Entities is 11 Madison Ave., 13th Floor, New York, N.Y. 10010.
(12)	Includes options held by Mr. Chess to purchase 82,500 shares of Common Stock that are exercisable within 60 days of June 28, 2004.
(13)

Shares of Common Stock beneficially owned by Dr. Kelly represent (i) options held by Dr. Kelly to purchase 25,000 shares of Common Stock that are exercisable within 60 days of June 28, 2004, (ii) 3,124,596 shares of Common Stock and a warrant to purchase 91,646 shares of Common Stock held by Asset Management Associates 1996, L.P., (iii) a warrant to purchase 33,757 shares of Common Stock held by Alloy Partners 2000, L.P., (iv) a warrant to purchase 658,618 shares of Common Stock held by Alloy Ventures 2000, L.P., (v) a warrant to purchase 79,155 shares of Common Stock held by Alloy Corporate 2000, L.P., and (iv) a warrant to purchase 135,799 shares of Common Stock held by Alloy Investors 2000,

L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Dr. Kelly, one of the Company’s directors, is a general partner of AMC Partners 96, L.P. and is also a managing member of Alloy Ventures 2000, LLC. Mr. Kelly disclaims beneficial ownership of these shares (other than options held by Dr. Kelly) except to the extent of his proportionate interest therein. The address of Dr. Kelly and these entities is 480 Cowper Street, Palo Alto, CA 94301.

(14)	Shares of Preferred Stock beneficially owned by Dr. Kelly represent (i) 33,757 shares of Series A Preferred Stock held by Alloy Partners 2000, L.P., (ii) 658,618 shares of Series A Preferred Stock held by Alloy Ventures 2000, L.P., (iii) 79,155 shares of Series A Preferred Stock held by Alloy Corporate 2000, L.P., (iv) 135,799 shares of Series A Preferred Stock held by Alloy Investors 2000, L.P., (v) 1,348 shares of Series B Preferred Stock held by Alloy Partners 2000, L.P., (vi) 26,342 shares of Series B Preferred Stock held by Alloy Ventures 2000, L.P., (vii) 3,164 shares of Series B Preferred Stock held by Alloy Corporate 2000, L.P., and (viii) 5,430 shares of Series B Preferred Stock held by Alloy Investors 2000, L.P. Alloy Ventures 2000, LLC is the general partner of Alloy Ventures 2000, L.P., Alloy Investors 2000, L.P., Alloy Corporate 2000, L.P. and Alloy Partners 2000, L.P. Dr. Kelly, one of the Company’s directors, is a managing member of Alloy Ventures 2000, LLC. Dr. Kelly disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of Dr. Kelly and these entities is 480 Cowper Street, Palo Alto, CA 94301.
(15)	Shares of Common Stock beneficially owned by Mr. Morton represent (i) options held by Mr. Morton to purchase 92,500 shares of Common Stock that are exercisable within 60 days of June 28, 2004, (ii) 10,000 shares held by MDLC Partners, a California Partnership, and (iii) 40,000 shares held by the Dean and LaVon Morton Trust. Mr. Morton is a general partner of MDLC Partners, L.P., and disclaims beneficial ownership of these shares (other than options held by Mr. Morton) except to the extent of his proportionate partnership interest therein.
(16)	Includes options held by Mr. Reidel to purchase 62,500 shares of Common Stock that are exercisable within 60 days of June 28, 2004.
(17)	Shares of Common Stock beneficially owned by Mr. Sanders represent (i) options held by Mr. Sanders to purchase 25,000 shares of Common Stock that are exercisable within 60 days of June 28, 2004, and (ii) 3,124,596 shares of Common Stock and a warrant to purchase 91,646 shares of Common Stock held by Asset Management Associates 1996, L.P. AMC Partners 96, L.P. is the general partner of Asset Management Associates 1996, L.P. Mr. Sanders, one of the Company’s directors, is a general partner of AMC Partners 96, L.P. and disclaims beneficial ownership of these shares (other than options held by Mr. Sanders) except to the extent of his proportionate partnership interest therein.
(18)	Includes options held by Mr. O’Connor to purchase 270,833 shares of Common Stock that are exercisable within 60 days of June 28, 2004.
(19)	Includes options held by Mr. Robillard to purchase 118,750 shares of Common Stock that are exercisable within 60 days of June 28, 2004.
(20)	Includes options held by Ms. Sowiski to purchase 118,750 shares of Common Stock that are exercisable within 60 days of June 28, 2004.
(21)	Mr. Faas ceased employment with the Company in October 2003.
(22)	Includes options to purchase 909,333 shares of Common Stock that are exercisable within 60 days of June 28, 2004, and excludes shares held by Mr. Faas.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year for services rendered to the Company in all capacities for the three fiscal years ended March 31, 2004 (the “Named Executive Officers”):

Long-Term Compensation Awards
	Annual Compensation			Number of Shares Underlying Options	All Other Compensation ($) (1)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Shawn M. O’Connor (2) Chief Executive Officer and President	2004 2003 2002	291,490 135,462 —	165,000 50,000 —	500,000 250,000 —	9,047 88 —

Cynthia Stephens (3) Senior Vice President, Chief Financial Officer and Corporate Secretary	2004 2003 2002	40,000 — —	44,245 — —	250,000 — —	806 — —

Mark R. Robillard Senior Vice President Software Products	2004 2003 2002	225,000 195,000 87,250	88,832 76,191 52,500	50,000 — 150,000	10,809 337 —

Mona Cross Sowiski (4) Senior Vice President, Drug Development Consulting Services	2004 2003 2002	245,000 160,241 —	96,131 30,000 —	100,000 175,000 —	9,047 79,095 —	(5)

Charles K. Faas (6) Former Chief Financial Officer	2004 2003 2002	133,615 179,779 160,000	— 25,000 55,700	100,000 — 50,000	5,753 238 —

(1)	Unless otherwise noted, includes total amount of premiums paid during the fiscal year for medical/dental insurance and term life insurance for the benefit of the Named Executive Officer.
(2)	As of April 1, 2004, Mr. O’Connor’s annual base salary and incentive bonus potential were increased to $300,000 and $180,000, respectively.
(3)	Ms. Stephens acted as interim Chief Financial Officer from October 2003 to February 2004. The Company paid $91,000 to David Powell, Inc. for Ms. Stephens’s services as interim Chief Financial Officer during this period. As of February 2, 2004, Ms. Stephens became an employee of Pharsight. Her annual base salary was $240,000 and eligible bonus potential was thirty five percent (35%). The amounts in the table above are prorated for the period from Ms. Stephens’s date of hire through March 31, 2004. As of April 1, 2004, Ms. Stephens’s annual base salary was increased to $250,000.
(4)	As of April 1, 2004, Ms. Sowiski’s annual base salary and bonus potential were increased to $260,000 and $87,500, respectively.
(5)	Includes $78,750 in consulting fees paid to Ms. Sowiski prior to full-time employment with the Company.
(6)	Mr. Faas ceased employment with the Company in October 2003.

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the fiscal year ended March 31, 2004.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4) ($)
	Number of Shares Underlying Options	% of Total Options Granted to Employees	Exercise Price Per	Expiration
	Granted (1)	in Year (2)	Share ($)	Date (3)	5%	10%
Shawn M. O’Connor (5)	500,000	26.3%	$0.06	04/24/13	$18,867	$47,812
Cynthia Stephens (6)	250,000	13.2%	$0.70	02/02/14	$88,045	$223,124
Mark R. Robillard (7)	50,000	2.6%	$0.06	04/24/13	$1,887	$4,781
Mona Cross Sowiski (8)	100,000	5.3%	$0.06	04/24/13	$3,773	$9,562
Charles K. Faas (9)	100,000	5.3%	$0.06	04/24/13	$3,773	$9,562

(1)	These options were granted under the Company’s 2000 Equity Incentive Plan. These options vest over a four-year period, at a rate of 25% upon the first anniversary of the date of grant then at a rate of 1/48th per month thereafter. In additions, these stock options are subject to certain vesting acceleration provisions. See “Employment Agreements and Change-in-Control Arrangements” beginning on page 26.
(2)	The Company granted options to purchase 1,899,500 shares of Common Stock in the fiscal year ended March 31, 2004.
(3)	The options in this table may terminate before their expiration upon the termination of optionee’s status as an employee or consultant or upon the optionee’s disability or death.
(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.
(5)	On April 22, 2004, Mr. O’Connor was granted an option to purchase 250,000 shares of Common Stock, at an exercise price of $1.63. See footnote (1) above for vesting and acceleration information.
(6)	On April 21, 2004, Ms. Stephens was granted an option to purchase 50,000 shares of Common Stock, at an exercise price of $1.50. See footnote (1) above for vesting and acceleration information.
(7)	On April 21, 2004, Mr. Robillard was granted an option to purchase 25,000 shares of Common Stock, at an exercise price of $1.50. See footnote (1) above for vesting and acceleration information.
(8)	On April 21, 2004, Ms. Sowiski was granted an option to purchase 50,000 shares of Common Stock, at an exercise price of $1.50. See footnote (1) above for vesting and acceleration information.
(9)	Mr. Faas ceased employment with the Company in October 2003, and these options were cancelled.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of March 31, 2004. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of each outstanding stock option and the fair market value of the Company’s Common Stock as of March 31, 2004.

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End (1)
			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Shawn M. O’Connor	—	—	93,750	656,250	$135,938	$951,563
Cynthia Stephens	—	—	—	250,000	—	$362,500
Mark R. Robillard	—	—	90,625	109,375	$131,406	$158,594
Mona Cross Sowiski	—	—	72,916	202,084	$105,728	$293,022
Charles K. Faas (2)	—	—	—	—	—	—

(1)	The market value of underlying securities is based on the closing price of the Company’s Common Stock on March 31, 2004 (the last trading day of fiscal 2004), which was $1.50.
(2)	Mr. Faas ceased employment with the Company in October 2003.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees and directors, as well as the number of securities remaining available for future issuance, under the Company’s equity compensation plans as of March 31, 2004.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,508,642	$1.20	1,858,765	(1)
Equity compensation plans not approved by security holders (2)	22,500	$1.55	307,500

Total	3,531,142	$1.20	2,166,265

(1)	Included in this amount are 388,192 shares available for future issuance under the Employee Stock Purchase Plan.
(2)	Amounts correspond to the UK Company Share Option Plan and the 2001 UK Employee Stock Purchase Plan, which are not subject to stockholder approval. A description of the UK Company Share Option Plan and the 2001 UK Employee Stock Purchase Plan follows below.

UK Company Share Option Plan. The Board of Directors initially adopted the UK Company Share Option Plan on April 24, 2001. 200,000 shares of Common Stock are reserved for issuance under the UK Company Share Option Plan. As of March 31, 2004, options to purchase 22,500 shares of Common Stock were outstanding. In the event of a change of control (as defined in section 840 of the United Kingdom’s Income and Corporation Taxes Act of 1988), all outstanding options shall be accelerated in full. Pursuant to agreement between an option holder and the surviving entity, outstanding options may be substituted for by the surviving entity. The vesting and exercisability of all other options will terminate the earlier of the end of the option period or six months from the time when the corporate transaction occurs.

2001 UK Employee Stock Purchase Plan. The Board of Directors adopted the 2001 UK Employee Stock Purchase Plan on April 24, 2001. Generally, all of our employees located in the United Kingdom who are not officers or directors may participate in offerings under the plan. 130,000 shares of Common Stock are authorized pursuant to purchase rights granted under the plan. As of March 31, 2004, no shares have been issued pursuant to the purchase plan and 130,000 shares remain available for grant. On each January 1, starting with January 2002, the share reserve will automatically be increased by a number of shares equal to the lesser of (i) 1.5% of our then outstanding shares of common stock, (ii) 130,000 shares, or (iii) such fewer number of shares determined by the Board. Upon the happening of certain corporate transactions, a surviving corporation may assume outstanding purchase rights or substitute other purchase rights therefore. Otherwise, the rights may continue in full force and effect, or the participant’s accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction and the participant’s rights under the offering terminate.

Employment Agreements and Change-in-Control Arrangements

2000 Equity Incentive Plan. The options to purchase shares of the Company’s Common Stock held by the Named Executive Officers were granted under the 2000 Equity Incentive Plan. The shares subject to each option will immediately vest in full in the event the Company is acquired in a merger or asset sale, unless the option is to be assumed or substituted for by the acquiring entity.

If, within thirteen (13) months of a change in control, the continuous service of an optionee under the 2000 Equity Incentive Plan terminates due to an involuntary termination (not including death or disability) without cause or due to a constructive termination, the shares subject to each option will immediately vest in full. In addition, the shares subject to any Independent Director’s Initial Grant will vest in full immediately upon a change in control.

Employment Agreement between the Company and Shawn M. O’Connor. On March 31, 2003, the Company entered into an employment letter agreement with Shawn M. O’Connor, the Company’s Chief Operating Officer at the time, whereby Mr. O’Connor was promoted to the position of President and Chief Executive Officer at an annual salary of $285,000, effective February 13, 2003. In addition, Mr. O’Connor was eligible to participate in an incentive annual bonus program targeted at fifty percent (50%) of his annual salary, with an aggregate compensation potential of $420,000. In connection with his promotion, Mr. O’Connor was also appointed to the Company’s Board of Directors by the Company’s Board of Directors. On April 22, 2004, Mr. O’Connor’s annual base salary and incentive bonus target were increased to $300,000 and sixty percent (60%) of his annual salary, respectively, effective April 1, 2004.

The employment letter agreement provides that in the event Mr. O’Connor’s employment is involuntarily terminated without cause or if after a change in control, Mr. O’Connor resigns for good reason, the Company will pay Mr. O’Connor severance consisting of his base salary in effect on the termination date, for a period of one (1) year from the date of such termination, along with all costs associated with the maintenance of his health care coverage during this period.

In the event of a change in control, the unvested portion of the 250,000 option shares granted to Mr. O’Connor under the Company’s 2000 Equity Incentive Plan on September 20, 2002, will vest immediately. In connection with his appointment as Chief Executive Officer, Mr. O’Connor received an additional stock option grant of 500,000 shares of the Company’s Common Stock, vesting over four years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, any unvested shares shall accelerate one hundred percent (100%) and become fully vested.

On April 22, 2004, Mr. O’Connor was granted an option to purchase 250,000 shares of the Company’s Common Stock, vesting over four (4) years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, fifty percent (50%) of the number of shares which would otherwise remain unvested upon a change of control shall become fully vested and immediately exercisable effective upon the change of control.

Employment Agreement between the Company and Cynthia Stephens. On February 2, 2004, the Company entered into an employment letter agreement with Cynthia Stephens whereby Ms. Stephens was appointed Senior Vice President and Chief Financial Officer at an annual salary of $240,000. In addition, Ms. Stephens will be eligible to participate in an annual bonus program targeted at thirty-five percent (35%) of her annual salary, with an aggregate compensation potential of $324,000. In addition, Ms. Stephens was granted an option to purchase 250,000 shares of the Company’s Common Stock, vesting over four years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year.

The employment letter agreement provides that in the event Ms. Stephens employment is involuntarily terminated without cause, or if within six (6) months of a change in control Ms. Stephens resigns for good reason, the Company will pay Ms. Stephens severance consisting of her base salary in effect on the termination date, for a period of nine (9) months from the date of such termination, along with all costs associated with the maintenance of her health care coverage during this period.

On April 21, 2004, Ms. Stephens’ annual base salary was increased to $250,000, effective April 1, 2004. In addition, on April 21, 2004, Ms. Stephens was granted an option to purchase 50,000 shares of the Company’s Common Stock, vesting over four (4) years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year.

Employment Agreement between the Company and Mark R. Robillard. On June 16, 2003, the Company amended Mark R. Robillard’s employment letter agreement dated September 26, 2001 (the “Robillard Amendment”) to provide for an adjustment of Mr. Robillard’s annual base salary to $225,000. Pursuant to the Robillard Amendment, Mr. Robillard is eligible to receive an annual bonus of up to thirty-five percent (35%) of his previous and modified annual base salaries, on a pro rata basis.

In addition, the Robillard Amendment granted Mr. Robillard an additional stock option grant of 50,000 shares of the Company’s Common Stock, vesting over four years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year. Pursuant to the Robillard Amendment, in the event Mr. Robillard’s employment at the Company is terminated without cause, or if Mr. Robillard resigns from employment with the Company within six (6) months of a change in control, and such resignation qualifies as a resignation for good reason, the Company will provide Mr. Robillard severance consisting of six (6) months of base salary.

On April 21, 2004, Mr. Robillard was granted an option to purchase 25,000 shares of the Company’s Common Stock, vesting over four years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year.

Employment Agreement between the Company and Mona Cross Sowiski. On June 16, 2003, the Company amended Mona Cross Sowiski’s employment letter agreement dated July 1, 2002 (the “Sowiski Amendment”) to provide for an increase of Ms. Sowiski’s annual base salary to $235,000. Pursuant to the Sowiski Amendment Ms. Sowiski is a eligible to receive an annual bonus of up to thirty-five percent (35%) of her previous and modified annual base salaries, on a pro rata basis.

Pursuant to the Sowiski Amendment, in the event Ms. Sowiski’s employment at the Company is terminated without cause or if Ms. Sowiski resigns from employment with the Company within (6) six months of a change in control, and such resignation qualifies as a resignation for good Reason, the Company will provide Ms. Sowiski severance consisting of six (6) months of base salary.

In addition, the Sowiski Amendment granted an additional stock option grant of 100,000 shares of the Company’s Common Stock, vesting over four years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year.

On April 21, 2004, Ms. Sowiski’s annual base salary and bonus potential were increased to $260,000 and $87,500, respectively, effective April 1, 2004. In addition, on April 21, 2004, Ms. Sowiski was granted an option to purchase 50,000 shares of the Company’s Common Stock, vesting over four (4) years, subject to the terms and conditions of the Company’s 2000 Equity Incentive Plan. Upon a change in control, the vesting schedule shall accelerate by one (1) year.

Employment Agreement between the Company and Charles K. Faas. On March 6, 2003, the Company entered into an employment letter agreement with Charles K. Faas, the Company’s Vice President of Finance at the time, whereby Mr. Faas was promoted to the position of Chief Financial Officer at an annual salary of $215,000. In addition, Mr. Faas continued to be eligible to participate in an incentive annual bonus program targeted at thirty-five percent (35%) of his annual salary, with an aggregate compensation potential of $290,250. The agreement provided that in the event Mr. Faas’s employment is involuntarily terminated without cause or if after a change in control, Mr. Faas resigns for good reason, the Company will pay Mr. Faas severance consisting of his base salary in effect on the termination date, for a period of six (6) months from the date of such termination, along with all costs associated with the maintenance of his health care coverage during this period. Mr. Faas ceased employment with the Company in October 2003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Insightful Corporation

Arthur Reidel, Chairman of the Board of Directors of the Company, was also a member of the Board of Directors of Insightful Corporation prior to April 29, 2004. The Company licenses from Insightful Corporation some of the technology that is included in the Company’s Trial Simulator™ product line. Total royalty expenses related to our relationship with Insightful Corporation were $87,000, $141,000 and $98,000 in fiscal 2004, 2003, and 2002 respectively. The amount of accrued royalty expense related to our relationship with Insightful Corporation at March 31, 2004 and 2003 was $76,000 and $57,000, respectively, and is included in the Company’s balance sheets filed with the Company’s Form 10-K for the fiscal year ended March 31, 2004, as a component of accrued expenses.

Series B Preferred Stock Dividend

The Series A Preferred Stock is entitled to receive an annual dividend of eight percent (8%) payable quarterly in cash or shares of Series B Preferred Stock, at the election of the holder of the Series A Preferred Stock. The Series B Preferred Stock has identical rights, preferences and privileges to the Series A Preferred Stock except that the Series B Preferred Stock is not entitled to eight percent (8%) dividends. These quarterly dividends commenced in September 2002. During the fiscal year ended March 31, 2004, the Company paid $437,000 in cash dividends to holders of the Series A Preferred Stock. On March 1, 2004, at the election of the Series A Preferred Stock holders, the Company issued a dividend in the form of 36,281 shares of Series B Preferred Stock to holders of Series A Preferred Stock. The Alloy Entities and the Sprout Entities collectively own one hundred percent (100%) of the Company’s Preferred Stock. Mr. Sanders and Dr. Kelly, two of the Company’s directors, are affiliated with the Alloy Entities. Dr. Chambon, one of the Company’s directors, is affiliated with the Sprout Entities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Messrs. Chambon and Kelly. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and ten percent (10%) Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during the fiscal year ended March 31, 2004, the Company believes that its executive officers, directors and ten percent (10%) Stockholders have complied with all Section 16(a) filing requirements applicable to them.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The independent registered public accounting firm Ernst & Young LLP (“E&Y”) is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with E&Y, the Company’s independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed independence with them.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Steven D. Brooks
Robert B. Chess
Dean O. Morton

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors is composed of two non-employee directors, Messrs. Chambon and Kelly. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and officers under the Company’s stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The determination of executive compensation, stock option grants and compensation policies for the fiscal year ended March 31, 2004, was made either by the Compensation Committee or by the Company’s Board of Directors.

Compensation Policy

The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and award the highest quality executive officers and key employees. The key elements of this policy are:

•	The Company pays competitively with leading software, biotechnology and pharmaceutical companies with which the Company competes for talent.

•	The Company provides significant equity-based incentives for executives and employees to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

•	The Company rewards executives and key employees who contribute to the Company’s progress and long-term success.

Base Salary and Long-Term Incentives for Executives

The executive officers’ salaries in the fiscal year ended March 31, 2004, were established by the Compensation Committee based on a determination of several factors, including individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. In general, the salaries and stock options awarded to executive officers are not determined by the Company’s achievement of specific corporate performance criteria but rather a subjective evaluation of the officer’s performance and contribution to the Company’s long-term success. The Compensation Committee awarded bonuses in order to bring total compensation in the mid-range as compared to executives of other public software and biotechnology companies and to reflect each of the officers’ contributions to the Company’s progress.

In awarding stock options, the Compensation Committee and the Board of Directors considered individual performance, overall contribution to the Company, retention, whether the options were vested or unvested and the total number of stock options to be awarded. The stock options awarded in the fiscal year ended March 31, 2004, to executive officers reflects the Company’s compensation policy to retain and reward executives and employees contributing to the Company’s accomplishments in the fiscal year ended March 31, 2004, and the overall long-term success of the Company.

In the fiscal year ended March 31, 2004, the Company’s key accomplishments included:

•	Achieved first quarter of profitability in the quarter ended March 31, 2004;

•	Achieved positive annual operating cash flow;

•	Revenue growth of twenty-seven percent (27%) over fiscal 2003;

•	Implemented operating efficiencies throughout the organization that reduced total costs and expenses by twenty-three percent (23%) from fiscal 2003;

•	Introduction of the Drug Model Explorer™ software product;

•	Various updates and releases of the Company’s software products; and

•	Addition of four significant new Pharsight Knowledgebase Server™ software customers.

Chief Executive Officer Compensation

The Compensation Committee used the same procedures described above in setting the annual salary and stock option awards for Shawn M. O’Connor, the Company’s Chief Executive Officer during the fiscal year ended March 31, 2004.

Mr. O’Connor’s base annual salary for the fiscal year ended March 31, 2004, was established at $285,000. In setting this amount, the Compensation Committee took into account: (i) Mr. O’Connor’s significant and broad-based experience in business and general acknowledgment as a leading executive in healthcare, software and technology, and (ii) the Board’s confidence in Mr. O’Connor to lead the overall management, development and marketing efforts of the Company. During the fiscal year ended March 31, 2004, Mr. O’Connor was granted an incentive stock option for 500,000 shares of the Company’s Common Stock pursuant to the Company’s 2000 Equity Incentive Plan. The option vests 25% on the one-year anniversary of the date of grant, with the remaining 75% vesting monthly over the succeeding thirty-six (36) months. Upon a change in control, any unvested shares shall accelerate one hundred percent (100%) and become fully vested. In addition, Mr. O’Connor was eligible to receive an annual performance bonus for the fiscal year ended March 31, 2004, targeted at fifty percent (50%) of his base salary, on a pro rata basis. Mr. O’Connor received a bonus of $165,000 for the fiscal year ended March 31, 2004.

Federal Tax Considerations

Section 162(m) limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as “performance-based compensation.”

Summary

The Compensation Committee believes that the compensation of executives by the Company is appropriate and competitive with the compensation programs provided by other software, biotechnology and pharmaceutical companies with which the Company competes for executives and employees. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company’s stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Philippe O. Chambon
Douglas E. Kelly

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the Nasdaq National Market (U.S. Companies) Index and the Nasdaq Biotechnology Index. The graph assumes that $100 was invested on August 9, 2000 (the date of the Company’s initial public offering) in the Company’s Common Stock and in each of the indices discussed above, including reinvestment of dividends. No dividends have been declared or paid on the Company’s Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Mountain View, California
July 6, 2004

Delivery of this Proxy Statement

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements with respect to two or more security holders sharing the same address by delivering a single annual report and proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are Pharsight stockholders will be “householding” our proxy materials. A single Annual Report on Form 10-K and Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received notice from its broker or the Company that they will be “householding” communications to such stockholder’s address, “householding” will continue until the stockholder is notified otherwise or revokes consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate Annual Report on Form 10-K and Proxy Statement, such stockholder should notify its broker and direct a written request to Pharsight Corporation, 800 West El Camino Real, Suite 200, Mountain View, California 94040, Attention: Corporate Secretary, or contact the Corporate Secretary at (650) 314-3800.

Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Annex A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

PHARSIGHT CORPORATION

(Adopted April 22, 2004)

1. PURPOSE

The purpose of the Audit Committee of the Board of Directors of Pharsight Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2. MEMBERSHIP AND ORGANIZATION

Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

•	each member will be an independent director in accordance with (i) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules; and

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Meetings. The Audit Committee will meet at least four times annually. The Audit Committee may establish its own meeting schedule, which it will provide to the Board of Directors. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as it deems appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3. RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (i) reviewing the independent auditors’ proposed audit scope and approach, (ii) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreements with management and any other matters described in SAS No. 61, and (iii) reviewing reports submitted to the audit committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements; and

•	reviewing this charter and this Audit Committee’s processes at least annually.

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (i) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (ii) presenting this statement to the Board, and (iii) to the extent there are relationships, monitoring and investigating them; and

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition, the Audit Committee shall have the resources as determined by the Audit Committee and the authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve fees and other retention terms, as appropriate, of outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above without seeking approval of the Board or management.

Annex B

CHARTER FOR THE NOMINATING AND

CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF

PHARSIGHT CORPORATION

(Adopted March 4, 2004)

1. PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors of Pharsight Corporation (the “Company”) shall be to:

•	review and make recommendations to the Board of Directors regarding matters concerning corporate governance;

•	review the composition and evaluate the performance of the Board of Directors; select, or recommend for the selection of the Board of Directors, director nominees; and evaluate director compensation;

•	review the composition of committees of the Board of Directors and recommend persons to be members of such committees; and

•	review conflicts of interest of members of the Board of Directors and corporate officers.

In addition, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2. MEMBERSHIP AND ORGANIZATION

Composition. The Committee shall consist of no fewer than two members of the Board of Directors. All members of the Committee shall be appointed and replaced by the Board of Directors, shall be independent of the Company and its affiliates, shall have no relationship to the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined in Rule 4200 of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”). The Board of Directors may designate one member of the Committee as its Chair. The Committee may form and delegate authority to subcommittees when appropriate.

Meetings. The Committee will meet at least once per quarter. The Committee may establish its own meeting schedule, which it will provide to the Board of Directors. Special meetings may be convened as required. The Committee, or its Chair, shall report to the Board of Directors on the results of these meetings. The Committee may invite to its meetings other Directors, Company management and such other persons as the Committee deems appropriate in order to carry out its responsibilities. In performing its duties, the Committee shall have the authority to obtain advice, reports or opinions from internal or external legal counsel and expert advisors, including any search firm to be used to identify candidates for the Board of Directors, and shall have sole authority to approve such experts’ fees and other retention terms.

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board of Directors.

3. RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Corporate Governance Generally

•	Develop principles of corporate governance and recommend them to the Board of Directors for its consideration and approval;

•	Review annually the principles of corporate governance approved by the Board of Directors, if any, to ensure that they remain relevant and are being complied with;

•	Periodically review this Charter and the Committee’s processes and procedures;

•	Recommend a process by which stockholders may send communications to the Board of Directors;

•	Review periodically the succession planning for the Chief Executive Officer and other executive officers, report its findings and recommendations to the Board of Directors, and work with the Board of Directors in evaluating potential successors to these executive management positions; and

•	Oversee compliance by the Board of Directors and its committees with applicable laws and regulations, including the Nasdaq Rules and regulations promulgated by the Securities and Exchange Commission.

Composition of the Board of Directors, Evaluation and Nominating Activities

•	Review the composition and size of the Board of Directors and determine the criteria for membership on the Board of Directors, including issues of character, judgment, independence, diversity, age, expertise, corporate experience, length of service, other commitments and the like;

•	Conduct an annual evaluation of the Board of Directors as a whole, and evaluate the performance of individual members of the Board of Directors eligible for re-election;

•	Identify, consider and select, or recommend for the selection of the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors;

•	Select, or recommend for the selection of the Board of Directors, the director nominees for election to the Board of Directors by the stockholders at the annual meeting of stockholders;

•	Review any candidates for the Board of Directors recommended by stockholders, provided such recommendations are submitted in compliance with the Company’s policies and procedures for consideration of candidates for the Board of Directors;

•	Review the disclosure included in the Company’s proxy statement regarding the Company’s policies and procedures for the Committee’s consideration of candidates for the Board of Directors;

•	Evaluate director compensation, consulting with outside consultants and/or with the Human Resources department when appropriate, and make recommendations to the Board of Directors regarding director compensation; and

•	Review and make recommendations to the Board of Directors with respect to equity compensation to be granted to directors pursuant to the 2000 Equity Incentive Plan and any proposed amendments thereto, subject to obtaining stockholder approval of any amendments as required by law or the Nasdaq Rules.

Committees of the Board of Directors

•	Periodically review the composition of each committee of the Board of Directors and make recommendations to the Board of Directors for the creation of additional committees or the change in mandate or dissolution of committees; and

•	Recommend to the Board of Directors persons to be members of the various committees.

Conflicts of Interest

•	Consider questions of possible conflicts of interest of members of the Board of Directors and of corporate officers; and

•	Review actual and potential conflicts of interest of members of the Board of Directors and corporate officers, and clear any involvement of such persons in matters that may involve a conflict of interest.

Appendix A

Annual Meeting Proxy Card

A Election of Directors

PROPOSAL 1: To elect directors to serve for the ensuing year or until their respective successors have been duly elected and qualified.

	For	Withhold		For	Withhold

01. Steven D. Brooks	☐	☐	05. Dean O. Morton	☐	☐

02. Philippe O. Chambon	☐	☐	06. Shawn M. O’Connor	☐	☐

03. Robert B. Chess	☐	☐	07. Arthur H. Reidel	☐	☐

04. Douglas E. Kelly	☐	☐	08. W. Ferrell Sanders	☐	☐

B Issues
	For	Against	Abstain

PROPOSAL 2: To approve (i) an amendment to Pharsight’s Amended and Restated 2000 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares and (ii) the material terms of Pharsight’s Amended and Restated 2000 Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.	☐	☐	☐

PROPOSAL 3: To ratify the appointment of Ernst & Young LLP as Pharsight’s independent registered public accounting firm for the fiscal year ending March 31, 2005.	☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature 1	Signature 2	Date (dd/mm/yyyy)

/ /

Proxy - PHARSIGHT CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 12, 2004

The undersigned stockholder of Pharsight Corporation, a Delaware corporation (“Pharsight”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated July 6, 2004, and hereby appoints Shawn M. O’Connor and Cynthia Stephens, or either of them, as attorneys-in-fact and proxies, with full power of substitution, to vote all of the shares of stock of Pharsight which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Pharsight to be held on Thursday, August 12, 2004, at 10:30 a.m. Pacific time, at the offices of the Company located at 800 W. El Camino Real, Suite 200, Mountain View, California, 94040, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this proxy will be voted FOR the election of the director nominees listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

The Board of Directors unanimously recommends a vote FOR the election of the director nominees listed in Proposal 1 and FOR Proposals 2 and 3.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

Appendix B

PHARSIGHT CORPORATION

AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

Adopted by Board of Directors April 7, 2000

Approved by Stockholders June 4, 2000

Amended by Board of Directors July 29, 2002

Approved by Stockholders September 6, 2002

Amended by Board of Directors June 13, 2003

Amended by Board of Directors July 17, 2003

Amended by Board of Directors April 22, 2004

Effective Date: Date of Initial Public Offering

Termination Date: April 7, 2010

1.	PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses and (iv) rights to acquire restricted stock. The Plan also provides for non-discretionary grants of Nonstatutory Stock Options to Non-Employee Directors of the Company.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means the occurrence of any one or more of the following: (i) the Participant’s conviction of any felony or any crime involving moral turpitude or dishonesty which results in material harm to the business of the Company; (ii) the Participant’s participation in a fraud or act of dishonesty against the Company which results in material harm to the business of the Company; or (iii) the Participant’s intentional, material violation of any material contract between the Company and the Participant or any statutory duty the Participant owes to the Company that the Participant does not correct within thirty (30) days after written notice thereof has been provided to the Participant and which results in material harm to the business of the Company.

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(d) “Change in Control” means the occurrence of any one or more of the following:

(i) a Corporate Transaction after which persons who were not stockholders of the Company immediately prior to such Corporate Transaction own, directly or indirectly, immediately following such Corporate Transaction, fifty percent (50%) or more of the outstanding voting power of each of (a) the continuing or surviving entity and (b) any direct or indirect parent corporation of the continuing or surviving entity;

(ii) after the IPO Date, an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; provided that such acquisition does not occur in connection with, in contemplation of or as a result of a Corporate Transaction; or

(iii) after the IPO Date, during any consecutive two (2) year period the individuals who, as of the start of such period, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty percent (50%) of the Board, provided that such change in the Incumbent Board does not occur in connection with, in contemplation of or as a result of a Corporate Transaction, and further provided that if the election, or nomination for election, by the Company’s stockholders of any new Director was approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new Director shall be considered as a member of the Incumbent Board.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Pharsight Corporation, a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director’s fee by the Company for their services as Directors.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s

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Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

(k) “Corporate Transaction” means the occurrence of any one or more of the following:

(i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company;

(ii) a merger or consolidation following which the Company is not the surviving corporation;

(iii) a reverse merger following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

(iv) any other transaction described as a “corporate transaction” in Treasury Regulations §1.425-1(a)(1)(ii).

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person and such inability results in termination of employment by the Company or Affiliate.

(o) “Eligible Director” means a Non-Employee Director or any other Director who is not an Employee or Consultant at the time of grant of an Nonstatutory Stock Option under section 7 hereof.

(p) “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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(r) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows and in each case in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Nasdaq SmallCap Market or the Over The Counter Bulletin Board system the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange, market or system (or the exchange, market or system with the greatest volume of trading the Common Stock) on the last market trading day prior to determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of an established market or system for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

(s) “Good Reason” means that one or more of the following are undertaken by the Company without the Participant’s express written consent: (i) the assignment to the Participant of any duties or responsibilities that results in a diminution in the Participant’s position or function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a mere change in the Participant’s title or reporting relationships shall not constitute Good Reason; (ii) a reduction by the Company in the Participant’s annual base salary, as in effect on the effective date of the Change in Control; (iii) any failure by the Company to continue in effect any benefit plan or program, including incentive plans or plans with respect to the receipt of securities of the Company, in which the Participant was participating immediately prior to the effective date of the Change in Control (hereinafter referred to as “Benefit Plans”), or the taking of any action by the Company that would adversely affect the Participant’s participation in or reduce the Participant’s benefits under the Benefit Plans or deprive the Participant of any fringe benefit that the Participant enjoyed immediately prior to the effective date of the Change in Control; provided, however, that Good Reason shall not be deemed to have occurred if the Company provides for the Participant’s participation in benefit plans and programs that, taken as a whole, are comparable to the Benefit Plans; (iv) a relocation of the Participant’s business office to a location more than thirty (30) miles from the location at which the Participant performs duties as of the effective date of the Change in Control, except for required travel by the Participant on the Company’s business to an extent substantially consistent with the Participant’s business travel obligations prior to the Change in Control; (v) a material breach by the Company of any provision of the Plan or the Stock Award Agreement or any other material agreement between the Participant and the Company concerning the terms and conditions of the Participant’s employment; or (vi) any failure by the Company to obtain the assumption of the Plan and Stock Award Agreement by any successor or assign of the Company.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Independent Director” means each Director of the Company who is (i) not an Employee of the Company, (ii) is not acting in the capacity of a Consultant to the Company, and (iii) cannot exercise, individually or in affiliation with any entity or group of entities that exercises, voting control over more than 20% of the Company’s voting stock.

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(v) “IPO Date” means the effective date of the Company’s Form S-1 Registration Statement filed under the Securities Act in connection with the initial public offering of the Common Stock.

(w) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x) “Non-Employee Director Option” shall have the meaning subscribed in section 7 hereof.

(y) “Non-Employee Director Option Agreement” means a written agreement between the Company and an Eligible Director, evidencing the terms and conditions of a Non-Employee Director Option grant. Each Non-Employee Director Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

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(ff) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(gg) “Plan” means this Pharsight Corporation Amended and Restated 2000 Equity Incentive Plan.

(hh) “Predecessor Plans” means the Company’s 1995 Stock Option Plan and the 1997 Stock Option Plan.

(ii) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Stock Award” means any right granted under the Plan, including an Option, a Non-Employee Director Option, a stock bonus and a right to acquire restricted stock.

(ll) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(mm) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

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(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or) (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 12 relating to adjustments upon changes in stock and Section 4(d) below, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate four million four hundred twelve thousand seven hundred fifty seven (4,412,757) shares of Common Stock (the “Reserved Shares”). As of each January 1, beginning with January 1, 2004 and continuing through and including January 1, 2010 (the “Anniversary Date”), the number of Reserved Shares will be increased automatically by the least of (i) 5 % of the total number of share of Common Stock outstanding on such Anniversary Date, (ii) two million (2,000,000) shares, (iii) such fewer number of shares as determined by the Board prior to such Anniversary Date or (iv) such fewer number of shares as permitted pursuant to Section 4(d) below.

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(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(d) Reserve Limitation. Notwithstanding Section 4(a), if at the time of each grant of a Stock Award under the Plan, the Company is subject to Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of securities issuable upon exercise of all outstanding options of the Company and the total number of shares provided for under this Plan or any other equity incentive, stock bonus or similar plan or agreement of the Company or outside any such plan shall not exceed 30% of the then outstanding capital stock of the Company (as measured as set forth in Section 260.140.45), unless stockholder approval to exceed 30% has been obtained in compliance with Section 260.140.45, in which case the limit shall be such higher percentage as approved by the stockholders.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors (whether or not eligible for grants pursuant to Section 7 hereof) and Consultants.

(b) Ten Percent Stockholders.

(i) A Ten Percent Stockholder shall not be granted an Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(ii) So long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, a Ten Percent Stockholder shall not be granted a restricted stock award unless the purchase price of the restricted stock is at least (A) one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant or (B) such lower percentage of the Fair Market Value of the Common Stock on the date of grant as is permitted by Section 260.140.41 of Title 10 of the California Code of Regulations at the time of the grant of the restricted stock award.

(c) Section 162(m) Limitation. Subject to the provisions of Section 12 relating to adjustments upon changes in the shares of Common Stock, no Employee shall be eligible to be granted Options covering more than Five Hundred Thousand (500,000) shares of Common Stock during any calendar year.

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(d) Consultants.

(i) A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

(ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(c) Exercise Price of a Nonstatutory Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be

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acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement; provided however, to the extent that the Company is subject to Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised. Notwithstanding the foregoing, to the extent that the Company is subject to the following restrictions on vesting under Section 260.140.41(f) of Title 10 of the California Code of Regulations at the time of the grant of the Option, then options granted to an Employee who is not an Officer, Director or Consultant on the date of grant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as continued employment.

(h) Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such

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Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period, for so long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, shall not be less than thirty (30) days unless such termination is for Cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period, for so long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, shall not be less than six (6) months) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period, for so long as the Company is subject to Section 260.140.41 of Title 10 of the California Code of Regulations, shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to

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exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 11(g), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(m) Re-Load Options.

(i) Without in any way limiting the authority of the Board to make or not to make grants of Options hereunder, the Board shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionholder to a further Option (a “Re-Load Option”) in the event the Optionholder exercises the Option evidenced by the Option Agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Unless otherwise specifically provided in the Option, the Optionholder shall not surrender shares of Common Stock acquired, directly or indirectly from the Company, unless such shares have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(ii) Any such Re-Load Option shall (1) provide for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of such Option; (2) have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (3) have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option shall be subject to the same exercise price and term provisions heretofore described for Options under the Plan.

(iii) Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on the exercisability of Incentive Stock Options described in subsection 11(d) and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares of Common Stock under subsection 4(a) and the “Section 162(m) Limitation” on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.

7.	NON-EMPLOYEE DIRECTOR STOCK OPTIONS

Without any further action from the Board, Eligible Directors and Independent Directors shall be granted Nonstatutory Stock Options in accordance with subsections 7(a) and 7(b) (collectively, the “Non-Employee Director Options”). Each Non-Employee Director Option shall include the substance of the terms set forth in subsection 7(c) through 7(k) and such other terms and conditions as shall be determined by the Board as appropriate.

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(a) Initial Grants. After April 22, 2004, each Independent Director who is elected or appointed to the Board, and each Director who was not previously an Independent Director who subsequently becomes an Independent Director, automatically shall be granted a Nonstatutory Stock Option to purchase One Hundred Thousand (100,000) shares of Common Stock on the terms and conditions set forth herein (the “Initial Grant”) on the date such Independent Director is elected or appointed to the Board, or in the case of a Director who was not previously an Independent Director, on the date such Director subsequently becomes an Independent Director.

(b) Annual Grants. On the day following each annual meeting of the stockholders of the Company (the “Annual Meeting”) commencing with the Annual Meeting in calendar year 2004, each person who is then an Eligible Director automatically shall be granted a Nonstatutory Stock Option to purchase Ten Thousand (10,000) shares of Common Stock on the terms and conditions set forth herein (the “Annual Grant”).

(c) Term. Each Non-Employee Director Option shall have a term of ten (10) years from the date it is granted.

(d) Exercise Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Non-Employee Director Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Non-Employee Director Option on the date of grant.

(e) Vesting. Non-Employee Director Options shall vest and become exercisable as follows:

(i) An Initial Grant shall vest in twenty-four (24) equal installments on each monthly anniversary of the date of the Initial Grant; provided however, that the Director provides service to the Company through each such date; and provided further, that if a Change in Control occurs, then the vesting and exercisability of the Initial Grant shall be accelerated in full.

(ii) An Annual Grant shall vest in full on the day of the first anniversary of the Annual Meeting next following its date of grant; provided, however, that the Director provides service to the Company through each such date.

(f) Consideration. The purchase price of stock acquired pursuant to a Non-Employee Director Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of (i) cash or check, (ii) delivery to the Company of other Common Stock owned by the Director for at least six (6) months; (iii) deferred payment or (iv) any other form of legal consideration that may be acceptable to the Board and provided in the Non-Employee Director Option Agreement; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware Corporation Law, shall not be made by deferred payment.

(g) Transferability. A Non-Employee Director Option shall be transferable to the extent provided in the Non-Employee Director Option Agreement; provided however, to the extent that the Company is subject to Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Non-Employee Director Option, the Eligible Director shall not be transferable except by will or by the laws of descent and distribution and shall be

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exercisable during the lifetime of the Eligible Director only by the Eligible Director. If the Non-Employee Director Option Agreement does not provide for transferability, then the Non-Employee Director Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Eligible Director only by the Eligible Director. Notwithstanding the foregoing, the Eligible Director may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Eligible Director, shall thereafter be entitled to exercise the Non-Employee Director Option.

(h) Termination of Continuous Service. In the event an Eligible Director’s Continuous Service terminates (other than upon the Eligible Director’s death or Disability), the Eligible Director may exercise his or her Non-Employee Director Option (to the extent that the Eligible Director was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date six (6) months following the termination of the Eligible Director’s Continuous Service, or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Eligible Director does not exercise his or her Non-Employee Director Option within the time specified herein, the Non-Employee Director Option shall terminate.

(i) Extension of Termination Date. If the exercise of the Non-Employee Director Option following the termination of the Eligible Director’s Continuous Service (other than upon the Eligible Director’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Non-Employee Director Option shall terminate on the earlier of (i) the expiration of the term of the Non-Employee Director Option set forth in subsection 7(c) or (ii) the expiration of a period of three (3) months after the termination of the Eligible Director’s Continuous Service during which the exercise of the Non-Employee Director Option would not violate such registration requirements.

(j) Disability of Eligible Director. In the event an Eligible Director’s Continuous Service terminates as a result of the Eligible Director’s Disability, the Eligible Director may exercise his or her Non-Employee Director Option (to the extent that the Eligible Director was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after termination, the Eligible Director does not exercise his or her Non-Employee Director Option within the time specified herein, the Non-Employee Director Option shall terminate.

(k) Death of Eligible Director. In the event (i) an Eligible Director’s Continuous Service terminates as a result of the Eligible Director’s death or (ii) the Eligible Director dies within the six-month period after the termination of the Eligible Director’s Continuous Service for a reason other than death, then the Non-Employee Director Option may be exercised (to the extent the Eligible Director was entitled to exercise the Non-Employee Director Option as of the date of death) by the Eligible Director’s estate, by a person who acquired the right to exercise the Non-Employee Director Option by bequest or inheritance or by a person designated to exercise the Non-Employee Director Option upon the Eligible Director’s death, but only within the period

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ending on the earlier of (1) the date eighteen (18) months following the date of death or (2) the expiration of the term of such Non-Employee Director Option as set forth in the Non-Employee Director Option Agreement. If, after death, the Non-Employee Director Option is not exercised within the time specified herein, the Non-Employee Director Option shall terminate.

8.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Subject to the “Repurchase Limitation” in Section 11(g), shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 11(g), in the event a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under a stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement; provided however, to the extent that the Company is subject to Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the award, such rights to acquire shares of Common Stock under a stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(b) Restricted Stock Purchase Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the purchase price under each restricted stock purchase agreement shall be

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such amount as the Board shall determine and designate in such restricted stock purchase agreement. The purchase price shall not be less than eighty-five percent (85%) of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Subject to the “Repurchase Limitation” in Section 11(g), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 11(g), in the event a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Rights to acquire shares of Common Stock under a restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement; provided however, to the extent that the Company is subject to Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the award, such rights to acquire shares of Common Stock under a restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

9.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable

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to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for

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the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that the Company shall not be authorized to withheld shares of Common Stock in excess if the minimum statutory rates for federal or state tax purposes including payroll taxes; or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(g) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award, and the repurchase price shall be the original purchase price. To the extent required by Section 260.140.41 and Section 260.140.42 of Title 10 of the California Code of Regulations at the time a Stock Award is made, any repurchase option contained in a Stock Award granted to a person who is not an Officer, Director or Consultant shall be upon the terms described below:

(i) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Status at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Status, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Status (or in the case of shares of Common Stock issued upon exercise of Stock Awards after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (B) the right terminates when the shares of Common Stock become publicly traded.

(ii) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Status at the lower of (A) the Fair Market Value of the shares of Common Stock on the date of repurchase or (B) their original purchase price, then (x) the right to repurchase at the original purchase price

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shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Stock Award is granted (without respect to the date the Stock Award was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Status (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(h) Information Obligation. To the extent required by Section 260.140.46 of Title 10 of the California Code of Regulations, the Company shall deliver financial statements to Participants at least annually. This Section 11(h) shall not apply to key Employees whose duties in connection with the Company assure them access to equivalent information.

12.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders pursuant to the Corporate Transaction). In the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated as of the effective date of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective date. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior the effective date of the Corporate Transaction.

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(d) Change in Control. If a Change in Control occurs and within thirteen (13) months after the effective date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then the vesting and exercisability of all Stock Awards held by such Participant shall be accelerated in full.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

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15.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the IPO Date, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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